FOR IMMEDIATE RELEASE	April 22, 2021

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER OF 2021
First Quarter Summary(1)
•Net income for the first quarter was a record $21.6 million, or $1.35 per diluted common share.
◦Total revenue, net of interest expense, increased to $50.4 million.
◦Credit loss benefit increased to $4.7 million.
◦Noninterest expense decreased to $27.7 million.
•Efficiency ratio improved to 50.8%.
•Average total interest earning assets grew 6.6% annualized.
•Average total deposits grew 7.8% annualized.
•Allowance for credit losses ratio declined to 1.5% given the improving economic outlook.
•Nonperforming assets increased 1.9% and the net charge-off ratio was 4 bps.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the first quarter of 2021 of $21.6 million, or $1.35 per diluted common share, compared to net income of $16.7 million, or $1.04 per diluted common share, for the linked quarter.
Charles Funk, Chief Executive Officer of the Company, commented, "This is the highest earnings quarter in our Company's history. We have seen our asset quality stabilize as the economy improves. Further, our credit loss estimate has declined from peak 2020 levels that stemmed from economic uncertainty driven by the COVID-19 pandemic. We also note our expenses are well-controlled, which is important given this period of soft loan demand."

FINANCIAL HIGHLIGHTS	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2021	2020	2020
Net interest income	$38,617	$39,037	$37,406
Noninterest income	11,824	10,626	10,155
Total revenue, net of interest expense	50,441	49,663	47,561
Credit loss (benefit) expense	(4,734)	(3,041)	21,733
Noninterest expense	27,700	31,915	30,001
Income (loss) before income tax expense (benefit)	27,475	20,789	(4,173)
Income tax expense (benefit)	5,827	4,079	(2,198)
Net income (loss)	$21,648	$16,710	$(1,975)
Diluted earnings (loss) per share	$1.35	$1.04	$(0.12)

Return on average assets	1.59%	1.22%	(0.17)%
Return on average equity	17.01%	13.15%	(1.54)%
Return on average tangible equity(1)	21.52%	17.07%	(0.47)%
Efficiency ratio(1)	50.77%	59.69%	57.67%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

1First Quarter Summary compares to the linked quarter unless noted.
2Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.                1

COVID-19 UPDATE
Loan Modifications
As of March 31, 2021, the outstanding balance of loans modified as a result of the COVID-19 pandemic totaled $16.7 million, a decline of 62% from $44.1 million at December 31, 2020. Of those modified loans at March 31, 2021, $3.2 million were in their first deferral period while $13.5 million are in, or being processed for, an additional deferral.
SBA PPP Loans
On March 30, 2021, President Biden signed into law the PPP Extension Act of 2021, which provided an extension to May 31, 2021 for qualifying businesses to apply for a PPP loan and provided an additional 30 days for the SBA to process pending PPP loan applications. We expect the Company's volume of PPP loan originations will decline after March 31, 2021 compared to the level of originations during the first quarter of 2021.
The following table presents PPP loan measures as of the dates indicated:

	Total PPP Loans Funded		Outstanding PPP Loans(1)
(Dollars in millions)	#	$	#	$	Unearned income
March 31, 2021	4,304	$474.2	2,577	$248.7	$6.9

December 31, 2020	2,681	$348.5	2,410	$259.3	$5.3
(1) Outstanding loans are presented net of unearned income.

Vulnerable Industries
We believe loans to certain industries are uniquely vulnerable to credit deterioration stemming from the COVID-19 pandemic. The following table presents our exposure to those industries as of the dates indicated.

	March 31, 2021		December 31, 2020
(Dollars in millions)	Balance	% of Total Loans	Balance	% of Total Loans
Non-essential Retail	$88.0	2.6%	$95.0	2.7%
Restaurants	56.1	1.7	49.9	1.4
Hotels	114.4	3.4	117.0	3.4
CRE-Retail	191.1	5.7	203.7	5.8
Arts, Entertainment & Gaming	23.5	0.7	26.9	0.8
Total Vulnerable Industries Loan Portfolio	$473.1	14.1%	$492.5	14.1%

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income decreased to $38.6 million in the first quarter of 2021 from $39.0 million in the fourth quarter of 2020 as higher average earning asset volumes were offset by a 3 basis point decline in the net interest margin. In addition, net PPP loan fee income added $4.4 million in the first quarter of 2021 compared to $3.1 million in the linked quarter, whereas loan purchase discount accretion was $1.1 million in the first quarter of 2021, down from $1.5 million in the linked quarter.
Average interest earning assets increased $81.1 million to $5.2 billion in the first quarter of 2021, compared to the fourth quarter of 2020, as cash on hand and cash inflows from net loan pay-downs and deposit activity was used to purchase debt securities. The mix of interest earning assets shifted further to debt securities as non-PPP loan demand continued to be soft and line utilization was low.

The Company's tax equivalent net interest margin was 3.10% in the first quarter of 2021 compared to 3.13% in the linked quarter, as lower earning asset yields were only partially offset by a reduction in average funding costs. Total earning asset yields decreased 9 bps from the linked quarter, reflecting the aforementioned shift in earning asset mix to debt securities that generally have lower yields than our loan portfolio. The cost of interest bearing liabilities decreased 8 bps to 0.56%, primarily as a result of interest bearing deposit costs of 0.40%, which declined 7 bps from the linked quarter.
"Although our balance sheet continues to grow thanks to higher deposit balances, thus generating more net interest income, low loan demand has necessitated purchasing investment securities with these deposits. We were helped in the quarter by a slightly steeper yield curve, but this yield spread remains historically narrow," stated Mr. Funk.
Noninterest Income
Noninterest income for the first quarter of 2021 increased $1.2 million, or 11%, from the linked quarter. The increase was due primarily to a $0.8 million increase in loan revenue and an increase of $0.3 million in investment services and trust activities revenue. The increase in loan revenue was due primarily to a $0.9 million increase in the fair value of our mortgage servicing rights partially offset by a $0.2 million decrease in loan sale gains. Investment services and trust activities revenue reflected the earnings benefit from increased equity market valuations and fees collected in the normal course of those lines of business.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	March 31,	December 31,	March 31,
(In thousands)	2021	2020	2020
Investment services and trust activities	$2,836	$2,518	$2,536
Service charges and fees	1,487	1,571	1,826
Card revenue	1,536	1,517	1,365
Loan revenue	4,730	3,900	1,123
Bank-owned life insurance	542	541	520
Investment securities gains, net	27	30	42
Other	666	549	2,743
Total noninterest income	$11,824	$10,626	$10,155

Noninterest Expense
Noninterest expense for the first quarter of 2021 decreased $4.2 million, or 13.2%, from the linked quarter due primarily to decreases in other, legal and professional, and compensation and employee benefits of $1.7 million, $1.3 million, and $0.7 million, respectively. The decrease in other noninterest expense was primarily due to a $0.8 million loss on the termination of our cash flow hedge that was recorded in the fourth quarter of 2020, which did not recur in the first quarter of 2021, coupled with a reduction in tax credit partnership investment amortization of $0.6 million. The decrease in legal and professional expenses was primarily due to a $0.6 million fee incurred during the fourth quarter of 2020 related to a large contract renewal, which did not recur in the first quarter of 2021, coupled with an overall decline in legal and professional fees paid for regulatory, personnel and other services. The decrease in compensation and employee benefits reflected a $0.9 million benefit from SBA PPP loan origination costs which are deferred and amortized over the life of the loan to which they relate, coupled with a decline of $0.5 million in commission and incentive expense. Partially offsetting these decreases in compensation and employee benefits were increased salary and benefit costs of $0.7 million which stemmed from normal annual increases. Expense control was the primary driver to improvement in the Company's efficiency ratio, which decreased 8.92% to 50.77%, as compared to the linked quarter efficiency ratio of 59.69%.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	March 31,	December 31,	March 31,
(In thousands)	2021	2020	2020
Compensation and employee benefits	$16,917	$17,638	$16,617
Occupancy expense of premises, net	2,318	2,476	2,341
Equipment	1,793	2,040	1,880
Legal and professional	783	2,052	1,535
Data processing	1,252	1,460	1,354
Marketing	1,006	986	1,062
Amortization of intangibles	1,507	1,569	2,028
FDIC insurance	512	495	448
Communications	409	412	457
Foreclosed assets, net	47	(35)	138
Other	1,156	2,822	2,141
Total noninterest expense	$27,700	$31,915	$30,001

Income Taxes
The effective income tax rate was 21.2% in the first quarter of 2021 compared to 19.6% in the linked quarter. The effective income tax rate in the first quarter of 2021 reflected an increase in income taxes based on the statutory rate and state income taxes, net of federal income tax benefits primarily due to the net income earned during the quarter, offset by benefits related to tax-exempt interest and bank-owned life insurance. The effective income tax rate for the full year 2021 is expected to be in the range of 20-22%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in millions, except per share amounts)	2021	2020	2020
Ending Balance Sheet
Total assets	$5,737.3	$5,556.6	$4,763.9
Loans held for investment, net of unearned income	3,358.2	3,482.2	3,425.8
Total securities held for investment	1,896.9	1,657.4	881.9
Total deposits	4,794.6	4,547.0	3,859.8
Average Balance Sheet
Average total assets	$5,520.3	$5,457.9	$4,669.7
Average total loans	3,429.7	3,560.6	3,436.3
Average total deposits	4,573.9	4,490.0	3,760.0
Funding and Liquidity
Short-term borrowings	$175.8	$230.8	$129.5
Long-term debt	201.7	208.7	209.9
Loans to deposits ratio	70.04%	76.58%	88.75%
Equity
Total shareholders' equity	$511.3	$515.3	$500.6
Common equity ratio	8.91%	9.27%	10.51%
Tangible common equity(1)	425.1	427.5	376.4
Tangible common equity ratio(1)	7.52%	7.82%	8.11%
Per Share Data
Book value	$32.00	$32.17	$31.11
Tangible book value(1)	$26.60	$26.69	$23.39
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $124.1 million, or 4%, to $3.36 billion from December 31, 2020, driven primarily by net loan pay-downs and lower line utilization.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	March 31, 2021		December 31, 2020		March 31, 2020
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$993,770	29.6%	$1,055,488	30.3%	$864,702	25.2%
Agricultural	117,099	3.5	116,392	3.3	145,435	4.2
Commercial real estate
Construction and development	164,927	4.9	181,291	5.2	282,921	8.3
Farmland	138,199	4.1	144,970	4.2	168,777	4.9
Multifamily	261,806	7.8	256,525	7.4	217,108	6.3
Other	1,128,660	33.6	1,149,575	33.0	1,111,640	32.5
Total commercial real estate	1,693,592	50.4	1,732,361	49.8	1,780,446	52.0
Residential real estate
One-to-four family first liens	337,408	10.0	355,684	10.2	389,055	11.4
One-to-four family junior liens	137,025	4.1	143,422	4.1	165,235	4.8
Total residential real estate	474,433	14.1	499,106	14.3	554,290	16.2
Consumer	79,267	2.4	78,876	2.3	80,889	2.4
Loans held for investment, net of unearned income	$3,358,161	100.0%	$3,482,223	100.0%	$3,425,762	100.0%

Mr. Funk noted, "Loan demand remains weak in most areas of our geographic footprint. This is evidenced by credit line utilization of only 32% during the quarter compared to 46% in the first quarter of 2020. We believe loan demand will improve as the national economy opens up."

Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended
Allowance for Credit Losses Roll Forward	March 31,	December 31,	March 31,
(In thousands)	2021	2020	2020
Beginning balance	$55,500	$58,500	$29,079
Cumulative effect of change in accounting principle - CECL	—	—	3,984
Charge-offs	(1,003)	(1,005)	(1,497)
Recoveries	687	646	299
Net charge-offs	(316)	(359)	(1,198)
Credit loss (benefit) expense related to loans	(4,534)	(2,641)	19,322
Ending balance	$50,650	$55,500	$51,187
As of March 31, 2021, the allowance for credit losses ("ACL") was $50.7 million, or 1.51% of loans held for investment, net of unearned income, compared with $55.5 million, or 1.59%, at December 31, 2020. After excluding net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income, decreased to 1.63%(1) as of March 31, 2021, from 1.72%(1) at December 31, 2020. The decline in the ACL during the first quarter reflected overall improvements in the economic forecast and an improved credit profile outlook when compared to the linked quarter.
(1)Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

"We believe that our ACL is sufficient to weather the challenges that lie ahead," stated Mr. Funk.

Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	March 31, 2021		December 31, 2020		March 31, 2020
(In thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$958,526	20.0%	$910,655	20.0%	$637,127	16.5%
Interest checking deposits	1,406,070	29.4	1,351,641	29.7	995,762	25.8
Money market deposits	950,300	19.8	918,654	20.2	793,482	20.6
Savings deposits	580,862	12.1	529,751	11.7	404,100	10.5
Total non-maturity deposits	3,895,758	81.3	3,710,701	81.6	2,830,471	73.4
Time deposits of $250,000 and under	558,338	11.6	581,471	12.8	688,409	17.8
Time deposits over $250,000	340,467	7.1	254,877	5.6	340,964	8.8
Total time deposits	898,805	18.7	836,348	18.4	1,029,373	26.6
Total deposits	$4,794,563	100.0%	$4,547,049	100.0%	$3,859,844	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	March 31,	December 31,	March 31,
(dollars in thousands)	2021	2020	2020
Credit loss (benefit) expense related to loans	$(4,534)	$(2,641)	$19,322
Net charge-offs	$316	$359	$1,198
Net charge-off ratio(1)	0.04%	0.04%	0.14%

At period-end
Pass	$3,112,728	$3,202,704	$3,231,725
Special Mention / Watch	130,052	157,213	117,301
Classified	115,381	122,306	76,736
Total loans held for investment, net	$3,358,161	$3,482,223	$3,425,762
Classified loans ratio(2)	3.44%	3.51%	2.24%

Nonaccrual loans held for investment	$43,874	$41,950	$43,973
Accruing loans contractually past due 90 days or more	508	739	303
Total nonperforming loans	44,382	42,689	44,276
Foreclosed assets, net	1,487	2,316	968
Total nonperforming assets (3)	$45,869	$45,005	$45,244
Nonperforming loans ratio(4)	1.32%	1.23%	1.29%
Nonperforming assets ratio(5)	0.80%	0.81%	0.95%
Allowance for credit losses	$50,650	$55,500	$51,187
Allowance for credit losses ratio(6)	1.51%	1.59%	1.49%
Adjusted allowance for credit losses ratio(7)	1.63%	1.72%	1.49%

Performing troubled debt restructured loans held for investment	$2,230	$2,630	$4,359
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by average loans held for investment, net of unearned income, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Starting in the second quarter of 2020, performing troubled debt restructured loans held for investment are no longer included in nonperforming assets. Prior period credit quality metrics have been adjusted to exclude these loans.

(4) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(5) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(6) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(7) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

The following table presents a roll forward of nonperforming loans for the period indicated:

Nonperforming Loans
(dollars in thousands)	Nonaccrual	90+ Days Past Due & Still Accruing	Total
Balance at December 31, 2020	$41,950	$739	$42,689
Loans placed on nonaccrual or 90+ days past due & still accruing	5,521	228	5,749
Repayments (including interest applied to principal)	(2,514)	1	(2,513)
Loans returned to accrual status or no longer past due	(268)	(330)	(598)
Charge-offs	(715)	(130)	(845)
Transfers to foreclosed assets	(100)	—	(100)
Balance at March 31, 2021	$43,874	$508	$44,382

CAPITAL

Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of CECL. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.

	March 31,	December 31,	March 31,
Regulatory Capital Ratios	2021 (1)	2020	2020
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage ratio	8.78%	8.50%	9.39%
Common equity tier 1 capital ratio	10.16%	9.72%	9.25%
Tier 1 capital ratio	11.13%	10.70%	10.25%
Total capital ratio	13.75%	13.41%	11.48%
MidWestOne Bank
Tier 1 leverage ratio	9.60%	9.35%	10.03%
Common equity tier 1 capital ratio	12.19%	11.79%	10.95%
Tier 1 capital ratio	12.19%	11.79%	10.95%
Total capital ratio	13.19%	12.89%	12.03%
(1) Capital ratios for March 31, 2021 are preliminary

CORPORATE UPDATE

Share Repurchase Program
During the first quarter of 2021, the Company repurchased 62,588 shares of its common stock at an average price of $27.14 per share and a total cost of $1.7 million. At March 31, 2021, $2.7 million remained available to repurchase shares under the Company’s current share repurchase program.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, April 23, 2021. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until July 29, 2021, by calling 877-344-7529 and using the replay access code of 10153549. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (5) the effects of interest rates, including on our net income and the value of our securities portfolio; (6) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (7) fluctuations in the value of our investment securities; (8) governmental monetary and fiscal policies; (9) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (10) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (11) the ability to attract and retain key executives and employees experienced in banking and financial services; (12) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (13) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (14) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (15) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (16) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (17) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2021	2020	2020	2020	2020
ASSETS
Cash and due from banks	$57,154	$65,078	$71,901	$65,863	$60,396
Interest earning deposits in banks	80,924	17,409	55,421	45,018	58,319
Federal funds sold	7,691	172	7,540	6,329	6,830
Total cash and cash equivalents	145,769	82,659	134,862	117,210	125,545
Debt securities available for sale at fair value	1,896,894	1,657,381	1,366,344	1,187,455	881,859
Loans held for sale	58,333	59,956	13,096	12,048	9,483
Gross loans held for investment	3,374,076	3,496,790	3,555,969	3,618,675	3,440,907
Unearned income, net	(15,915)	(14,567)	(18,537)	(21,636)	(15,145)
Loans held for investment, net of unearned income	3,358,161	3,482,223	3,537,432	3,597,039	3,425,762
Allowance for credit losses	(50,650)	(55,500)	(58,500)	(55,644)	(51,187)
Total loans held for investment, net	3,307,511	3,426,723	3,478,932	3,541,395	3,374,575
Premises and equipment, net	85,581	86,401	87,955	88,929	89,860
Goodwill	62,477	62,477	62,477	93,977	93,977
Other intangible assets, net	23,735	25,242	26,811	28,443	30,190
Foreclosed assets, net	1,487	2,316	724	965	968
Other assets	155,525	153,493	159,507	160,541	157,452
Total assets	$5,737,312	$5,556,648	$5,330,708	$5,230,963	$4,763,909
LIABILITIES
Noninterest bearing deposits	$958,526	$910,655	$864,504	$867,637	$637,127
Interest bearing deposits	3,836,037	3,636,394	3,469,137	3,397,798	3,222,717
Total deposits	4,794,563	4,547,049	4,333,641	4,265,435	3,859,844
Short-term borrowings	175,785	230,789	183,893	162,224	129,489
Long-term debt	201,696	208,691	245,481	189,973	209,874
Other liabilities	53,948	54,869	68,612	92,550	64,138
Total liabilities	5,225,992	5,041,398	4,831,627	4,710,182	4,263,345
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	299,747	300,137	299,939	299,542	299,412
Retained earnings	206,230	188,191	175,017	198,382	190,212
Treasury stock	(15,278)	(14,251)	(12,272)	(12,272)	(12,518)
Accumulated other comprehensive income	4,040	24,592	19,816	18,548	6,877
Total shareholders' equity	511,320	515,250	499,081	520,781	500,564
Total liabilities and shareholders' equity	$5,737,312	$5,556,648	$5,330,708	$5,230,963	$4,763,909

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2021	2020	2020	2020	2020
Interest income
Loans, including fees	$36,542	$38,239	$38,191	$40,214	$42,012
Taxable investment securities	5,093	4,673	4,574	4,646	3,717
Tax-exempt investment securities	2,555	2,529	2,360	1,858	1,512
Other	14	29	29	40	164
Total interest income	44,204	45,470	45,154	46,758	47,405
Interest expense
Deposits	3,608	4,265	5,296	6,409	7,949
Short-term borrowings	128	142	175	263	334
Long-term debt	1,851	2,026	1,874	1,374	1,716
Total interest expense	5,587	6,433	7,345	8,046	9,999
Net interest income	38,617	39,037	37,809	38,712	37,406
Credit loss (benefit) expense	(4,734)	(3,041)	4,992	4,685	21,733
Net interest income after credit loss (benefit) expense	43,351	42,078	32,817	34,027	15,673
Noninterest income
Investment services and trust activities	2,836	2,518	2,361	2,217	2,536
Service charges and fees	1,487	1,571	1,491	1,290	1,826
Card revenue	1,536	1,517	1,600	1,237	1,365
Loan revenue	4,730	3,900	3,252	1,910	1,123
Bank-owned life insurance	542	541	530	635	520
Investment securities gains, net	27	30	106	6	42
Other	666	549	230	974	2,743
Total noninterest income	11,824	10,626	9,570	8,269	10,155
Noninterest expense
Compensation and employee benefits	16,917	17,638	16,460	15,682	16,617
Occupancy expense of premises, net	2,318	2,476	2,278	2,253	2,341
Equipment	1,793	2,040	1,935	2,010	1,880
Legal and professional	783	2,052	1,184	1,382	1,535
Data processing	1,252	1,460	1,308	1,240	1,354
Marketing	1,006	986	857	910	1,062
Amortization of intangibles	1,507	1,569	1,631	1,748	2,028
FDIC insurance	512	495	470	445	448
Communications	409	412	428	449	457
Foreclosed assets, net	47	(35)	13	34	138
Goodwill impairment	—	—	31,500	—	—
Other	1,156	2,822	1,875	1,885	2,141
Total noninterest expense	27,700	31,915	59,939	28,038	30,001
Income (loss) before income tax expense	27,475	20,789	(17,552)	14,258	(4,173)
Income tax expense (benefit)	5,827	4,079	2,272	2,546	(2,198)
Net income (loss)	$21,648	$16,710	$(19,824)	$11,712	$(1,975)

Earnings (loss) per common share
Basic	$1.35	$1.04	$(1.23)	$0.73	$(0.12)
Diluted	$1.35	$1.04	$(1.23)	$0.73	$(0.12)
Weighted average basic common shares outstanding	15,991	16,074	16,099	16,094	16,142
Weighted average diluted common shares outstanding	16,021	16,092	16,099	16,100	16,142
Dividends paid per common share	$0.2250	$0.2200	$0.2200	$0.2200	$0.2200

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the three months ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2021	2020	2020
Earnings:
Net interest income	$38,617	$39,037	$37,406
Noninterest income	11,824	10,626	10,155
Total revenue, net of interest expense	50,441	49,663	47,561
Credit loss (benefit) expense	(4,734)	(3,041)	21,733
Noninterest expense	27,700	31,915	30,001
Income (loss) before income tax expense (benefit)	27,475	20,789	(4,173)
Income tax expense (benefit)	5,827	4,079	(2,198)
Net income (loss)	$21,648	$16,710	$(1,975)
Per Share Data:
Diluted earnings (loss)	$1.35	$1.04	$(0.12)
Book value	32.00	32.17	31.11
Tangible book value(1)	26.60	26.69	23.39
Ending Balance Sheet:
Total assets	$5,737,312	$5,556,648	$4,763,909
Loans held for investment, net of unearned income	3,358,161	3,482,223	3,425,762
Total securities held for investment	1,896,894	1,657,381	881,859
Total deposits	4,794,563	4,547,049	3,859,844
Short-term borrowings	175,785	230,789	129,489
Long-term debt	201,696	208,691	209,874
Total shareholders' equity	511,320	515,250	500,564
Average Balance Sheet:
Average total assets	$5,520,304	$5,457,939	$4,669,724
Average total loans	3,429,746	3,560,632	3,436,263
Average total deposits	4,573,898	4,490,048	3,760,016
Financial Ratios:
Return on average assets	1.59%	1.22%	(0.17)%
Return on average equity	17.01%	13.15%	(1.54)%
Return on average tangible equity(1)	21.52%	17.07%	(0.47)%
Efficiency ratio(1)	50.77%	59.69%	57.67%
Net interest margin, tax equivalent(1)	3.10%	3.13%	3.60%
Loans to deposits ratio	70.04%	76.58%	88.75%
Common equity ratio	8.91%	9.27%	10.51%
Tangible common equity ratio(1)	7.52%	7.82%	8.11%
Credit Risk Profile:
Total nonperforming loans	$44,382	$42,689	$44,276
Nonperforming loans ratio	1.32%	1.23%	1.29%
Total nonperforming assets	$45,869	$45,005	$45,244
Nonperforming assets ratio	0.80%	0.81%	0.95%
Performing troubled debt restructured loans held for investment	$2,230	$2,630	$4,359
Net charge-offs	$316	$359	$1,198
Net charge-off ratio	0.04%	0.04%	0.14%
Allowance for credit losses	$50,650	$55,500	$51,187
Allowance for credit losses ratio	1.51%	1.59%	1.49%
Adjusted allowance for credit losses ratio(1)	1.63%	1.72%	1.49%
PPP Loans:
Average PPP loans	$236,231	$313,252	$—
Fee Income	4,377	3,059	—

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,429,746	$37,073	4.38%	$3,560,632	$38,795	4.33%	$3,436,263	$42,509	4.98%
Taxable investment securities	1,266,714	5,093	1.63%	1,026,359	4,673	1.81%	567,001	3,717	2.64%
Tax-exempt investment securities (2)(4)	465,793	3,203	2.79%	450,659	3,180	2.81%	224,171	1,907	3.42%
Total securities held for investment(2)	1,732,507	8,296	1.94%	1,477,018	7,853	2.12%	791,172	5,624	2.86%
Other	36,536	14	0.16%	80,019	29	0.14%	55,833	164	1.18%
Total interest earning assets(2)	$5,198,789	45,383	3.54%	$5,117,669	46,677	3.63%	$4,283,268	48,297	4.54%
Other assets	321,515			340,270			386,456
Total assets	$5,520,304			$5,457,939			$4,669,724
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,349,671	$991	0.30%	$1,276,320	$958	0.30%	$965,077	$1,316	0.55%
Money market deposits	913,087	478	0.21%	931,900	544	0.23%	766,766	1,645	0.86%
Savings deposits	553,824	286	0.21%	508,763	279	0.22%	393,833	391	0.40%
Time deposits	837,460	1,853	0.90%	862,408	2,484	1.15%	997,136	4,597	1.85%
Total interest bearing deposits	3,654,042	3,608	0.40%	3,579,391	4,265	0.47%	3,122,812	7,949	1.02%
Short-term borrowings	175,193	128	0.30%	182,080	142	0.31%	121,942	334	1.10%
Long-term debt	205,971	1,851	3.64%	223,407	2,026	3.61%	225,587	1,716	3.06%
Total borrowed funds	381,164	1,979	2.11%	405,487	2,168	2.13%	347,529	2,050	2.37%
Total interest bearing liabilities	$4,035,206	$5,587	0.56%	$3,984,878	$6,433	0.64%	$3,470,341	$9,999	1.16%
Noninterest bearing deposits	919,856			910,657			637,204
Other liabilities	49,003			56,898			47,010
Shareholders’ equity	516,239			505,506			515,169
Total liabilities and shareholders’ equity	$5,520,304			$5,457,939			$4,669,724
Net interest income(2)		$39,796			$40,244			$38,298
Net interest spread(2)			2.98%			2.99%			3.38%
Net interest margin(2)			3.10%			3.13%			3.60%

Total deposits(5)	$4,573,898	$3,608	0.32%	$4,490,048	$4,265	0.38%	$3,760,016	$7,949	0.85%
Cost of funds(6)			0.46%			0.52%			0.98%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $3.5 million, $2.5 million, and $(122) thousand for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. Loan purchase discount accretion was $1.1 million, $1.5 million, and $3.0 million for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. Tax equivalent adjustments were $531 thousand, $556 thousand, and $497 thousand for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $648 thousand, $651 thousand, and $395 thousand for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2021	2020	2020	2020	2020
Total shareholders’ equity	$511,320	$515,250	$499,081	$520,781	$500,564
Intangible assets, net	(86,212)	(87,719)	(89,288)	(122,420)	(124,167)
Tangible common equity	$425,108	$427,531	$409,793	$398,361	$376,397

Total assets	$5,737,312	$5,556,648	$5,330,708	$5,230,963	$4,763,909
Intangible assets, net	(86,212)	(87,719)	(89,288)	(122,420)	(124,167)
Tangible assets	$5,651,100	$5,468,929	$5,241,420	$5,108,543	$4,639,742

Book value per share	$32.00	$32.17	$31.00	$32.35	$31.11
Tangible book value per share(1)	$26.60	$26.69	$25.45	$24.74	$23.39
Shares outstanding	15,981,088	16,016,780	16,099,324	16,099,324	16,089,782

Common equity ratio	8.91%	9.27%	9.36%	9.96%	10.51%
Tangible common equity ratio(2)	7.52%	7.82%	7.82%	7.80%	8.11%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended
Return on Average Tangible Equity	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020
Net income (loss)	$21,648	$16,710	$(1,975)
Intangible amortization, net of tax(1)	1,130	1,177	1,521
Tangible net income (loss)	$22,778	$17,887	$(454)

Average shareholders’ equity	$516,239	$505,506	$515,169
Average intangible assets, net	(86,961)	(88,543)	(122,948)
Average tangible equity	$429,278	$416,963	$392,221

Return on average equity	17.01%	13.15%	(1.54)%
Return on average tangible equity(2)	21.52%	17.07%	(0.47)%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020
Net interest income	$38,617	$39,037	$37,406
Tax equivalent adjustments:
Loans(1)	531	556	497
Securities(1)	648	651	395
Net interest income, tax equivalent	$39,796	$40,244	$38,298
Loan purchase discount accretion	(1,098)	(1,542)	(3,023)
Core net interest income	$38,698	$38,702	$35,275

Net interest margin	3.01%	3.03%	3.51%
Net interest margin, tax equivalent(2)	3.10%	3.13%	3.60%
Core net interest margin(3)	3.02%	3.01%	3.31%
Average interest earning assets	$5,198,789	$5,117,669	$4,283,268
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020
Loan interest income, including fees	$36,542	$38,239	$42,012
Tax equivalent adjustment(1)	531	556	497
Tax equivalent loan interest income	$37,073	$38,795	$42,509
Loan purchase discount accretion	(1,098)	(1,542)	(3,023)
Core loan interest income	$35,975	$37,253	$39,486

Yield on loans	4.32%	4.27%	4.92%
Yield on loans, tax equivalent(2)	4.38%	4.33%	4.98%
Core yield on loans(3)	4.25%	4.16%	4.62%
Average loans	$3,429,746	$3,560,632	$3,436,263
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended
Efficiency Ratio	March 31,	December 31,	March 31,
(Dollars in thousands)	2021	2020	2020
Total noninterest expense	$27,700	$31,915	$30,001
Amortization of intangibles	(1,507)	(1,569)	(2,028)
Merger-related expenses	—	—	(54)
Noninterest expense used for efficiency ratio	$26,193	$30,346	$27,919

Net interest income, tax equivalent(1)	$39,796	$40,244	$38,298
Noninterest income	11,824	10,626	10,155
Investment securities gains, net	(27)	(30)	(42)
Net revenues used for efficiency ratio	$51,593	$50,840	$48,411

Efficiency ratio (2)	50.77%	59.69%	57.67%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Loans held for investment, net of unearned income	$3,358,161	$3,482,223	$3,537,432	$3,597,039	$3,425,762
PPP loans	(248,682)	(259,260)	(331,703)	(327,648)	—
Core loans	$3,109,479	$3,222,963	$3,205,729	$3,269,391	$3,425,762
Allowance for credit losses	$50,650	$55,500	$58,500	$55,644	$51,187

Allowance for credit losses ratio	1.51%	1.59%	1.65%	1.55%	1.49%
Adjusted allowance for credit losses ratio(1)	1.63%	1.72%	1.82%	1.70%	1.49%
(1) Allowance for credit losses divided by core loans

Core Loans/Core Commercial Loans	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020	2020
Commercial loans:
Commercial and industrial	$993,770	$1,055,488	$1,103,102	$1,084,527	$864,702
Agricultural	117,099	116,392	129,453	140,837	145,435
Commercial real estate	1,693,592	1,732,361	1,707,035	1,764,739	1,780,446
Total commercial loans	$2,804,461	$2,904,241	$2,939,590	$2,990,103	$2,790,583
Consumer loans:
Residential real estate	$474,433	$499,106	$521,570	$532,914	$554,290
Other consumer	79,267	78,876	76,272	74,022	80,889
Total consumer loans	$553,700	$577,982	$597,842	$606,936	$635,179
Loans held for investment, net of unearned income	$3,358,161	$3,482,223	$3,537,432	$3,597,039	$3,425,762

PPP loans	$248,682	$259,260	$331,703	$327,648	$—

Core loans(1)	$3,109,479	$3,222,963	$3,205,729	$3,269,391	$3,425,762
Core commercial loans(2)	$2,555,779	$2,644,981	$2,607,887	$2,662,455	$2,790,583
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800